BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Certified Copy

7/27/2021 1:37:36 PM

Work Order Number:	W2021072700617
Reference Number:	20211635868
Through Date:	7/27/2021 1:37:36 PM
Corporate Name:	MERION, INC.

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number	Description	Number of Pages
20211635855	Certificate Pursuant to NRS 78.209	1

Respectfully,

BARBARA K. CEGAVSKE
Nevada Secretary of State

Certified By: Rhonda Tuin
Certificate Number: B202107271865460
You may verify this certificate
online at http://www.nvsos.gov

Filed in the Office of	Business Number E0066412011-4
Barbara K. Cegavske (signature)	Filing Number 20211635855
Secretary of State State Of Nevada	Filed On 7/27/2021 8:35:00 AM
	Number of Pages 1

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Indicate the current number of authorized shares and par value, if any, and each class or series before the change.
3. Indicate the number of authorized shares and par value, if any of each class or series after the change.
4. Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series.
5. Indicate provisions, if any, regarding fractional shares that are affected by the change.
6. NRS required statement.
7. This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed.
8. Must be signed by an Officer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: Merion, Inc. Entity or Nevada Business Identification Number (NVID): # NV20111085577
2. Current Authorized Shares:	The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: 1,000,000,000 shares of common stock, par value $0.001 per share.
3. Authorized Shares After Change:	The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: 333,333,333 shares of common stock, par value $0.001 per share.
4. Issuance:	The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series: The change affects the common stock. One share will be issued after the change in exchange for every three issued shares of common stock.
5. Provisions:	The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby: Any fractional share shall be round it up to the nearest whole number of shares. The percentage of outstanding shares affected is less than 0.001%
6. Provisions:	The required approval of the stockholders has been obtained.
7. Effective date and time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
8. Signature: (Required)	X [signature] Signature of Officer — CEO Title — 07-27-2021 Date

This form must be accompanied by appropriate fees.
If necessary, additional pages may be attached to this form.